EXHIBIT 99.1

AXCESS Outlines Progress of Active RFID During Shareholder Meeting

Company Realigns Sales and Marketing Resources to Leverage Existing Channel Partners

DALLAS, July 18, 2005 - AXCESS International Inc. (OTCBB: AXSI.OB), a leading provider of Active Radio Frequency Identification (RFID) systems held its Shareholders Meeting in New York City on Tuesday, July 12th. At the meeting, President, CEO, and board member Allan Griebenow delivered the Management Report providing an overview of the Company’s key markets and solutions based on its battery-powered “Active” RFID technology.
The Management Report focused on the competitive strengths of the Active RFID Enterprise Tagging solution, as differentiated from other tagging technologies such as GPS, toll-tagging, and the retail supply chain. Mr. Griebenow also provided detail on a number of recently announced customers who have implemented the AXCESS ActiveTagTM system. These encompass a wide range of applications, including:

•	Personnel: automatic student attendance; food service personnel productivity measurement; automatic bedside patient identification; and automatic retail customer “affinity” identification.

•	Vehicular: “hands-free” automatic gate access; driver-vehicle authentication and authorization; automatic payload data collection; and electronic cargo door seals.

•	Asset management: IT asset and intellectual property protection; hazardous material tracking, automatic asset check-in/check-out; and casino key tracking and protection.

Mr. Griebenow stated that multiple vertical industries are currently deploying these highlighted active RFID solutions and that the Company has the advantage of offering a comprehensive solution, including end user software tailored to specific applications. He also outlined the Company’s participation in multiple homeland defense programs, including:

•	USAMRIID; addressing toxic material tracking; (US Army Medical Research Institute of Infectious Diseases)

•	AACPP: a TSA program for airport access control; (Airport Access Control Pilot Program)

•	US House of Representatives: RFI for automatically tracking personnel in emergency evacuations;

•	HSARPA: a shipping container security initiative; (Homeland Security Advanced Research Projects Agency)

•	An upcoming program addressing airport intrusion detection.

Mr. Griebenow cited the strong relationships that have been developed with strategic channel partners. In addition to leveraging these key channel partners, the company has realigned its sales and marketing resources to focus on a range of activities in its partners’ key verticals designed to stimulate end-user demand for AXCESS’ active RFID solutions. Part of this realignment was the elimination of the senior strategic marketing position and the addition of a more direct end-user sales model for the Company’s sales team.

During the meeting, four proposals were presented for shareholder approval and subsequently approved. The four proposals approved by the shareholders were: the re-election of the directors; the re-appointment of Hein and Associates, LLP as the Company’s independent auditors; the 2005 Incentive Stock Option Plan; and the director’s funding and debt restructuring actions in 2003 and 2004.

About AXCESS International Inc.
AXCESS International Inc. (OTCBB:AXSI), headquartered in greater Dallas, TX, provides Active RFID (radio frequency identification) for physical security and supply chain efficiencies. The battery-powered (active) RFID tags locate, identify, track, monitor, count, and protect people, assets, inventory, and vehicles. AXCESS’ Active RFID solutions are supported by its integrated network-based, streaming digital video (or IPTV) technology. Both patented technologies enable applications including: automatic “hands-free” personnel access control, automatic vehicle access control, automatic electronic asset management, sensor management, and network-based security surveillance. AXCESS is a partner company of Amphion Capital Partners LLC.

Media Contact — AXCESS	Investor Relations — Financial Dynamics
Stephanie Collins	Michael A. Polyviou / Peter Schmidt
972-250-5981	212-850-5748 / 212-850-5654
scollins@axcessinc.com	mpolyviou@fd-us.com / pschmidt@fd-us.com

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts.

Source: AXCESS International, Inc.

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